At Qorvo®		At the Financial Relations Board
Doug DeLieto	Steve Buhaly	Joe Calabrese
VP, IR	CFO	Vice President
336-678-7088	503-615-9401	212-827-3772

FOR IMMEDIATE RELEASE
February 17, 2016

QORVO® Announces $500 Million Accelerated Share Repurchase

GREENSBORO, N.C. and HILLSBORO, Ore., February 17, 2016 – Qorvo®, Inc. (NASDAQ: QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and defense applications, today announced it has entered into an accelerated share repurchase program (ASR) with Bank of America, N.A. (BofA), to repurchase $500 million of Qorvo’s common stock.

Under the terms of the ASR, Qorvo has agreed to repurchase $500 million in total of its common stock from BofA, $250 million of which will be subject to a maximum and minimum share price. The final number of shares to be repurchased will be based generally on Qorvo’s volume-weighted average stock price, less a discount, during the term of the ASR. The ASR is expected to be completed in the first quarter of Qorvo’s fiscal year 2017. The ASR is part of the Company's previously announced $1 billion share repurchase program approved by its Board of Directors in November 2015. After giving effect to the ASR, approximately $250 million will remain authorized under this program for future repurchases.

About Qorvo

Qorvo (NASDAQ:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 7,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited 'Trusted Source' (Category 1A) for GaAs, GaN and BAW products and services. For the industry's leading core RF solutions, visit www.qorvo.com.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo's business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, the impact of stringent environmental regulations, and the impact of the integration of Qorvo. These and other risks and uncertainties, which are described in more detail in Qorvo's 8K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

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